Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES ADDITIONAL $1 BILLION
SHARE REPURCHASE AUTHORIZATION AND
ANNOUNCES ASSET PURCHASE AGREEMENT WITH
BENNETT AUTO SUPPLY

Springfield, MO, November 13, 2018 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced that its Board of Directors approved a resolution to increase the authorization amount under its share repurchase program by an additional $1 billion, raising the aggregate authorization under the program to $11.75 billion. The Company also announced that it has entered into a definitive agreement to purchase substantially all of the auto parts related assets of Bennett Auto Supply, Inc. (“Bennett”), headquartered in Pompano Beach, Florida. The asset purchase is expected to be completed by the end of this year.

O’Reilly’s CEO and Co-President, Greg Johnson commented, “We are very excited to announce we have entered into a definitive agreement to purchase substantially all of the assets of Bennett Auto Supply, a highly respected, privately held automotive parts supplier operating 33 stores in southern Florida. Over the past 61 years, the Bennett family has built a very successful business based on a culture of providing excellent customer service and is a premier parts supplier in their markets. I would like to welcome the Bennett team members to O’Reilly, and we look forward to the opportunities we will have together as we continue our profitable growth in Florida.”

The additional $1 billion authorization is effective for a three-year period, beginning on November 13, 2018. Stock repurchases under the program may be made from time to time, as the Company deems appropriate, solely through open market purchases effected through a broker dealer at prevailing market prices, based on a variety of factors such as price, corporate requirements and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of September 30, 2018, the Company operated 5,190 stores in 47 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, the impact of the U.S. Tax Cuts and Jobs Act, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2017, for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878